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                                                                    Exhibit 23.1

Muldoon, Murphy & Faucette LLP

                                    CONSENT


     We hereby consent to the references to this firm and our opinions in, and the inclusion of our opinions as exhibits to: the Registration Statement on Form S-1 filed by Citizens First Bancorp, Inc. (the "Company"), and all amendments thereto; in the Form H-(e)1-S for the Company, and all amendments thereto; and in the Application for Conversion filed by Citizens First Savings Bank (the "Bank"), and all amendments thereto, relating to the conversion of the Bank from a Michigan-chartered mutual savings bank to a Michigan-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to the Company, a holding company formed for such purpose, and the offering of the Company's common stock.


                                           /s/ Muldoon, Murphy & Faucette LLP
                                           MULDOON, MURPHY & FAUCETTE LLP

Dated this 3rd day of
 November 2000